Exhibit 21
CAESARS ACQUISITION COMPANY
LIST OF SUBSIDIARIES
As of February 14, 2017

Name	Jurisdiction of Incorporation
3535 LV Newco, LLC	Delaware
3708 Las Vegas Boulevard, LLC[1]	Delaware
Caesars Baltimore Investment Company, LLC	Delaware
Caesars Enterprise Services, LLC[2]	Delaware
Caesars Growth Bally's LV, LLC	Delaware
Caesars Growth Baltimore Fee, LLC	Delaware
Caesars Growth Bonds, LLC	Delaware
Caesars Growth Cromwell, LLC	Delaware
Caesars Growth Harrah's New Orleans, LLC	Delaware
Caesars Growth Laundry, LLC	Delaware
Caesars Growth Partners, LLC[3]	Delaware
Caesars Growth PH, LLC	Delaware
Caesars Growth PH Fee, LLC	Delaware
Caesars Growth Properties Finance, Inc.	Delaware
Caesars Growth Properties Holdings, LLC	Delaware
Caesars Growth Properties Parent, LLC	Delaware
Caesars Growth Quad, LLC	Delaware
Caesars Interactive Entertainment New Jersey, LLC	New Jersey
Caesars Interactive Entertainment, LLC	Delaware
CBAC Borrower, LLC	Delaware
CBAC Gaming, LLC[4]	Delaware
CBAC Holding Company, LLC	Delaware
CCLV Holding, LLC	Delaware
CGP 3708 Las Vegas Boulevard, LLC	Delaware
CIE Growth, LLC	Delaware
CIE RMG (UK) Ltd.	England/Wales
Corner Investment Company, LLC	Nevada
Corner Investment Holdings, LLC	Delaware
Corner Investment Propco, LLC	Delaware
CR Baltimore Holdings, LLC[5]	Delaware
Double Deuce Studios, LLC	Delaware
Entertainment RMG Canada, Inc.	Canada
FHR Newco, LLC	Delaware
Flamingo-Laughlin Newco, LLC	Delaware
Homerun Russia, LLC	Russia
Jazz Casino Company, LLC	Louisiana

Name	Jurisdiction of Incorporation
JCC Fulton Development, LLC	Louisiana
JCC Holding Company II, LLC	Delaware
Laundry Newco, LLC	Delaware
LVH Newco, LLC	Delaware
Parball Newco, LLC	Delaware
PHWLV, LLC	Nevada
TSP Owner, LLC	Delaware
Woodbury Casino, LLC	Delaware

[1]	50% CGP 3708 Las Vegas Boulevard, LLC; 50% non-affiliate
[2]	69% Caesars Entertainment Operating Company, Inc.: 20.2% Caesars Entertainment Resort Properties, LLC; 10.8% Caesars Growth Properties Holdings, LLC
[3]	39.05% Caesars Acquisition Company; 60.95% affiliates of Caesars Entertainment Corporation
[4]	69.90% CR Baltimore Holdings, LLC; 30.10% third party shareholders
[5]	58.51% Caesars Baltimore Investment Company, LLC; 41.49% non-affiliate

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